UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2005
Date of Report (Date of earliest event reported)

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)

(203) 834-8585
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-99.1: FINANCIAL STATEMENTS OF ZING WIRELESS
EX-99.2: UNAUDITED PRO FORMA FINANCIAL INFORMATION
EX-99.3: CONSENT OF LARUE, CORRIGAN & MCCORMICK LLP

On February 9, 2005, Greenfield Online, Inc. (the “Company”) filed a Form 8-K under Item 2.01 to report the consummation of its acquisition of Zing Wireless, Inc. (“goZing”) on February 8, 2005. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, the Company stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. The Company hereby amends its Form 8-K filed on February 9, 2005 in order to provide the required financial information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets of goZing as of December 31, 2004 and December 31, 2003, and the related audited consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended, are attached hereto as Exhibit 99.1

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statement of income for the year ended December 31, 2004 and unaudited pro forma consolidated balance sheet as of December 31, 2004, giving effect to the acquisition of goZing, are attached hereto as Exhibit 99.2.

(c) Exhibits

99.1	Financial statements of Zing Wireless, Inc. for the Year ended December 31, 2004 (audited).

99.2	Unaudited pro forma financial information for the year ended December 31, 2004.

99.3	Consent of LaRue, Corrigan & McCormick LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: April 25, 2005

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